Exhibit (99)
                                                             ------------


                                                             State or Other
                                                             Jurisdiction
                                                             Under the Laws of
Subsidiaries of Owens Corning (9/30/2002)                    Which Organized
-----------------------------------------                    ---------------

CDC Corporation                                              Wisconsin
Commercial Owens Corning Chile Limitada                      Chile
Crown Manufacturing Inc.                                     Canada
Engineered Pipe Systems, Inc.                                Delaware
Engineered Yarns America, Inc.                               Massachusetts
EPS Holding AS                                               Norway
Eric Company                                                 Delaware
European Owens-Corning Fiberglas, S.A.                       Belgium
Exterior Systems, Inc.                                       Delaware
Falcon Foam Corporation                                      Delaware
Fibreboard Corporation                                       Delaware
Flowtite Offshore Services Ltd.                              Cyprus
Goodman Ventures, Inc.                                       Delaware
HOMExperts LLC                                               Delaware
Integrex                                                     Delaware
Integrex Professional Services LLC                           Delaware
Integrex Supply Chain Solutions LLC                          Delaware
Integrex Testing Systems LLC                                 Delaware
Integrex Ventures LLC                                        Delaware
IPM Inc.                                                     Delaware
Jefferson Holdings, Inc.                                     Delaware
LMP Impianti Srl                                             Italy
Norske EPS Botswana AS                                       Norway
OC (Belgium) Holdings, Inc.                                  Delaware
OC Celfortec Inc.                                            Canada
O.C. Funding B.V.                                            The Netherlands
OCW Acquisition Corporation                                  Delaware
Owens Corning (Anshan) Fiberglass Co., Ltd.                  China
Owens Corning Argentina Sociedad de Responsabilidad Limitada Argentina
Owens Corning Australia Pty Limited                          Australia
Owens-Corning Britinvest Limited                             United Kingdom
Owens Corning Building Materials Espana S.A.                 Spain
Owens Corning Canada Inc.                                    Canada
Owens-Corning Capital Holdings I, Inc.                       Delaware
Owens-Corning Capital Holdings II, Inc.                      Delaware
Owens-Corning Capital L.L.C.                                 Delaware
Owens Corning Cayman (China) Holdings                        Cayman Islands
Owens-Corning Cayman Limited                                 Cayman Islands
Owens Corning (China) Investment Company, Ltd.               China
Owens Corning Commercial Insulation Systems, LLC             Delaware

                                                             State or Other
                                                             Jurisdiction
                                                             Under the Laws of
Subsidiaries of Owens Corning (9/30/2002)                    Which Organized
-----------------------------------------                    ---------------

Owens Corning Composites Italia S.r.l.                       Italy
Owens Corning Composites SPRL                                Belgium
Owens Corning Espana SA                                      Spain
Owens Corning Fiberglas A.S. Limitada                        Brazil
Owens-Corning Fiberglas Deutschland GmbH                     Germany
Owens-Corning Fiberglas Espana, S.A.                         Spain
Owens-Corning Fiberglas France S.A.                          France
Owens-Corning Fiberglas (G.B.) Ltd.                          United Kingdom
Owens-Corning Fiberglas Norway A/S                           Norway
Owens Corning Fiberglas S.A.                                 Uruguay
Owens-Corning Fiberglas Sweden Inc.                          Delaware
Owens-Corning Fiberglas Technology Inc.                      Illinois
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.             United Kingdom
Owens-Corning FSC, Inc.                                      Barbados
Owens-Corning Funding Corporation                            Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.                China
Owens-Corning Holdings Limited                               Cayman Islands
Owens Corning HT, Inc.                                       Delaware
Owens Corning (India) Limited                                India
Owens Corning Integrated Acoustic Systems, LLC               Delaware
Owens Corning (Japan) Ltd.                                   Japan
Owens Corning Korea                                          Korea
Owens Corning Mexico, S.A. de C.V.                           Mexico
Owens Corning NRO Inc.                                       Canada
Owens Corning NRO II Inc.                                    Canada
Owens-Corning Overseas Holdings, Inc.                        Delaware
Owens Corning (Nanjing) Foamular Board Co. Ltd.              China
Owens-Corning Real Estate Corporation                        Ohio
Owens Corning Remodeling Systems, LLC                        Delaware
Owens Corning (Shanghai) Composites Co. Ltd.                 China
Owens Corning (Shanghai) Fiberglas Co., Ltd.                 China
Owens Corning (Singapore) Pte Ltd.                           Singapore
Owens-Corning (Sweden) AB                                    Sweden
Owens-Corning Veil Netherlands B.V.                          The Netherlands
Owens-Corning Veil U.K. Ltd.                                 United Kingdom
Owens Corning VF Holdings, Inc.                              Canada
Palmetto Products, Inc.                                      Delaware
Quest Industries, LLC                                        Delaware
Scanglas Ltd.                                                United Kingdom
Soltech, Inc.                                                Kentucky
Trumbull Asphalt Co. of Delaware                             Delaware
Vytec Corporation                                            Ontario
Wall Technology, Inc.                                        Colorado
Willcorp, Inc.                                               Delaware
Wrexham A.R. Glass Ltd.                                      United Kingdom